Exhibit 3.33
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
LARKSPUR LAND 8 INVESTORS, LLC
This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of LARKSPUR LAND 8 INVESTORS, LLC (the “Company”) is entered into between The New Home Company Northern California LLC, a Delaware limited liability company (“TNHC No Cal”) and TNHC Realty and Construction, Inc., a Delaware corporation (“TNHC Realty”), as the members of the Company (each, a “Current Member,” and collectively, the “Current Members,” together with any person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, the “Members”).
WHEREAS, the Company was formed as a limited liability company by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the “Act”) and upon the terms and conditions contained in that certain Limited Liability Company Agreement of LARKSPUR LAND 8 INVESTORS, LLC, by and between TNHC No Cal and MFCI8 Larkspur Land, LLC, a Delaware limited liability company (“Westbrook”) effective as of June 30, 2011 (the “Original Agreement”);
WHEREAS, pursuant to that certain Redemption Agreement, dated as of May 12, 2017 (the “Westbrook Redemption”), the Company redeemed all membership interests in the Company owned by Westbrook and Westbrook withdrew from the Company and ceased to be a member as of the closing of the transactions contemplated by the Westbrook Redemption;
WHEREAS, concurrent with the Westbrook Redemption and pursuant to that certain Assignment of Membership Interest in Larkspur Land 8 Investors, LLC, TNHC No Cal sold, assigned and transferred to TNHC Realty a one percent (1%) membership interest in the Company for good and valuable consideration; and
WHEREAS, the Members desire to amend and restate the Original Agreement and that the membership in and management of the Company to be governed by the terms set forth herein.
NOW, THEREFORE, with reference to the foregoing recitals, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT
1.Name. The name of the limited liability company is LARKSPUR LAND 8 INVESTORS, LLC.
2.    Formation. The Company was formed by the filing of a Certificate of Formation for the Company with the Secretary of State of the State of Delaware on June 23, 2011. Larkspur Land 8 Investors hereby adopts and ratifies the Certificate of Formation and all acts taken by the sole organizer in connection therewith. Any Member or the Manager (as defined below) is authorized to execute, deliver and file any other certificates, notices or documents (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.
3.    Purposes. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.
4.    Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have and may exercise all the powers now or hereafter conferred by Delaware law on limited liability companies formed under the Act and all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 3.
5.    Principal Business Office. The principal business office of the Company shall be located at 85 Enterprise, Suite 450, Aliso Viejo, CA 92656, or at such other location as may hereafter be determined by the Manager.
6.    Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Registered Agent Solutions, Inc. 1679 S. DuPont Highway Suite 100. Dover, DE 19901. Kent County.
7.    Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Registered Agent Solutions, Inc. 1679 S. DuPont Highway Suite 100. Dover, DE 19901. Kent County.
8.    Members. The names and the mailing addresses of the Current Members are as follows:

Name	Address
The New Home Company Northern California LLC, a Delaware limited liability company	85 Enterprise, Suite 450 Aliso Viejo, CA 92656
TNHC Realty and Construction, Inc., a Delaware corporation	85 Enterprise, Suite 450 Aliso Viejo, CA 92656
9.    Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither any Member nor the Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or acting as manager of the Company.
10.    Capital Accounts; Additional Contributions. The Company shall maintain for each Member a separate account (a “Capital Account”) in accordance with the rules of Section 704 of the Internal Revenue Code of 1986, as amended and Treasury Regulation Section 1.704‑1(b)(2)(iv). No Member is required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company with the written consent of the Manager. To the extent that any Member makes an additional capital contribution to the Company, the Manager shall revise Schedule I hereto. In the event that any Member shall have a deficit balance in his, her or its Capital Account, such Member shall have no obligation, during the term of the Company or upon dissolution or liquidation thereof, to restore such negative balance or make any capital contributions to the Company by reason thereof, except as may be required by applicable law or in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.
11.    Percentage Interest. Each Member’s interest in the Company is expressed as a percentage set forth on Schedule I hereto (as to any Member, its “Percentage Interest”).
12.    Allocation of Profits and Losses. The Company’s profits and losses shall be allocated among the Members in accordance with their respective Percentage Interests.
13.    Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Manager. Such distributions shall be made among the Members in accordance with their respective Percentage Interests. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

14.    Management.
(a)    The business and affairs of the Company shall be managed by a “manager” of the Company within the meaning of the Act (the “Manager”). The Manager shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes of the Company described herein, including all powers, statutory or otherwise, possessed by a manager of a limited liability company under the laws of the State of Delaware. The Manager has the authority to bind the Company. Except as otherwise provided in this Agreement, no Member shall have the authority to bind the Company.
(b)    The Members, by approval of Members holding a majority in Percentage Interests held by all Members, shall appoint the Manager and may remove the Manager at any time with or without cause. A person appointed as Manager shall serve until the earlier of such person’s death, disqualification, resignation or removal, and upon the occurrence of any such event, the Members, by approval of Members holding a majority in Percentage Interests held by all Members, shall promptly appoint a replacement Manager. Each person serving as Manager shall be required to execute an acknowledgment of this Agreement, which acknowledgment may be a counterpart signature page to this Agreement. The Members hereby appoint TNHC No Cal as the Manager. Notwithstanding any other provision of this Agreement, the Manager is authorized to execute and deliver any document on behalf of the Company without any vote or consent of any other person.
15.    Officers.
(a)    Number. The Manager may, from time to time, designate one or more officers with such titles as may be designated by the Manager to act in the name of the Company with such authority as may be delegated to such officers by the Manager (each such designated person, an “Officer”). Unless the Manager decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section may be revoked at any time by the Manager. An Officer may be removed with or without cause by the Manager. As of the date of this Agreement, all former individuals who were designated or elected as Officers are hereby removed.
(b)    Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Manager not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business, and the actions of the Officers taken in accordance with such powers shall bind the Company.
16.    Other Business Opportunities. The Members and any person or entity affiliated with any of the Members may engage in or possess an interest in other business opportunities or ventures (unconnected with the Company) of every kind and description, independently or with others, including, without limitation, businesses that may compete with the Company, the other Members and/or the Manager. No Member or any person or entity affiliated with any Member shall be required to present any such business opportunity or venture to the Company, any other Member or the Manager, even if the opportunity is of the character that, if presented to any of such persons, could be taken by them. None of the Company, any other Member, the Manager or any person or entity affiliated with any of the foregoing shall have any rights in or to such business opportunities or ventures or the income or profits derived therefrom by virtue of this Agreement, notwithstanding any duty otherwise existing at law or in equity. The provisions of this Section shall apply to the Members solely in their capacity as members of the Company and the Manager solely in its capacity as the manager and shall not be deemed to modify any contract or arrangement, including, without limitation, any noncompete provisions, otherwise agreed to by the Company and any Member or the Manager.
17.    Exculpation and Indemnification.
(a)    No Member, Manager, Officer, employee or agent of the Company and no affiliate, stockholder, officer, director, member, manager, employee or agent of any Member or Manager (collectively, the “Covered Persons”) shall be liable to the Company, Manager, any Member or any other person or entity who is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or intentional misconduct.
(b)    To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.
(c)    To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section.
(d)    A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by the person or entity as to matters the Covered Person reasonably believes are within such other person or entity’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.
(e)    The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.
(f)    The foregoing provisions of this Section shall survive any termination of this Agreement.
18.    Resignation. A Member may not resign from the Company without the written consent of the other Members. If a Member is permitted to resign pursuant to this Section, an additional member shall be admitted to the Company, subject to Section 19, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.
19.    Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of all of the Members.
20.    Dissolution.
(a)    The Company shall dissolve and its affairs shall be wound up upon the first to occur of: (i) the written consent of the Members, (ii) any time there are no members of the Company, unless the Company is continued in accordance with the Act, or (iii) the entry of a decree of judicial dissolution under Section 18‑802 of the Act.
(b)    In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets or proceeds from the sale of the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18‑804 of the Act.

21.    Benefits of Agreement; No Third-Party Rights. The provisions of this Agreement are intended solely to benefit the Members and Manager and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and the Members shall have no duty or obligation to any creditor of the Company to make any contributions or payments to the Company.
22.    Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.
23.    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.
24.    Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.
25.    Amendments. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, executed and delivered by all of the Members.
26.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, and all of which together shall constitute one and the same instrument.
27.    Restatement. This Agreement amends and restates the Original Agreement in its entirety.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement effective as of the 12th day of May, 2017.
CURRENT MEMBERS:
The New Home Company Northern California LLC

By: /s/ H. Lawrence Webb
Name: H. Lawrence Webb
Title: Chief Executive Officer
TNHC Realty and Construction, Inc.

By: /s/ H. Lawrence Webb
Name: H. Lawrence Webb
Title: Chief Executive Officer
MANAGER:
The New Home Company Northern California LLC

By: /s/ H. Lawrence Webb
Name: H. Lawrence Webb
Title: Chief Executive Officer

SIGNATURE PAGE TO LL8 INVESTORS, LLC AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

SCHEDULE I

Name	Capital Account Balance	Percentage Interest
The New Home Company Northern California LLC	0	99%
TNHC Realty and Construction, Inc.	0	1%

Schedule I
1